AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT



                            NICHOLS TXEN CORPORATION

                                       AND

                               THOMAS L. PATTERSON




                               Dated: June 1, 1998


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                  AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT


         THIS AMENDMENT NUMBER TWO TO EMPLOYMENT AGREEMENT, dated December 16, 1994, as amended August 29, 1997 (the "Employment Agreement"), is entered into on this the 1st day of June, 1998, by NICHOLS TXEN CORPORATION, formerly known as NICHOLS SELECT CORPORATION, a Delaware corporation and the wholly owned subsidiary of NRC ("Nichols TXEN"), and Thomas L. Patterson, ("Employee"). Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to such terms in the Employment Agreement or Merger Agreement (hereinafter defined).

                                                W I T N E S S E T H:

         WHEREAS, Nichols Research Corporation ("NRC"), NICHOLS SELECT CORPORATION ("Nichols Select"), a wholly owned subsidiary of NRC, TXEN, Inc. ("TXEN"), and the holders of all of the $0.002 par value Class A Common Stock of TXEN (the "Shareholders") entered into and consummated an Agreement of Merger dated as of August 27, 1997 (the "Merger Agreement") whereby TXEN merged with and into Nichols Select with Nichols Select as the surviving corporation;

         WHEREAS, Nichols Select changed its   name  to  Nichols  TXEN after the
merger;

         WHEREAS, Employee entered into the Employment Agreement with TXEN which has been assumed by Nichols TXEN; and

         WHEREAS, Nichols TXEN, and Employee mutually desire to amend the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the undersigned parties do hereby amend the Employment Agreement as follows:

                  1.  Section  1(a) is hereby  deleted in its entirety and a new
         Section 1(a) is hereby substituted as follows:



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                           Nichols TXEN agrees to employ the  Employee,  and the
                           Employee agrees to accept employment by Nichols TXEN on a part-time basis averaging approximately 20 hours per week beginning June 1, 1998, and ending January 31, 1999, at the hourly rate of Seventy-Five and
                           60/100   Dollars   ($75.60),   which   shall  be  the
                           Employee's base salary.  Effective  February 1, 1999,
                           the  Employee   shall  work  on  a  part-time   basis
                           averaging approximately ten (10) hours per week at an
                           hourly  rate  of  Seventy-Nine   and  08/100  Dollars
                           ($79.08), which shall be the Employee's base salary.

                  2.  Section  1(d) is hereby  deleted in its entirety and a new
         Section 1(d) is hereby substituted as follows:

                           Employee shall be employed in the position of Chairman of the Board of Directors of Nichols TXEN until such time as he is removed from that position by death, resignation, or action of the Nichols TXEN Board of Directors. Employee's duties shall include the duties and responsibilities identified on
                           Schedule I-A attached hereto. The Employee shall perform such other tasks and duties as may be reasonably assigned by Nichols TXEN, from time to time.

                  3. Section 5 entitled Fringe Benefits is hereby deleted in its entirety and a new Section 5 is hereby substituted as follows:



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                           Employee  shall   participate  in  any  group  health
                           insurance, vacation, and sick leave plans, and other benefits available to part-time employees of Nichols TXEN in accordance with their terms and conditions which may be amended or terminated by Nichols TXEN at any time. In addition, the Employee shall be allowed to purchase the prevailing Blue Cross/Blue Shield group coverage offered to full-time employees by directly reimbursing the Company on a monthly basis for the cost of the premiums therefor. Employee may continue this purchase of health care coverage at the
                           applicable   monthly  insured  rate  until  the  plan
                           terminates or until the Employee attains age 65, whichever occurs first. If the Employee's spouse is younger than the Employee, then his spouse may continue to purchase such insurance by paying to Nichols TXEN the premium cost for individual coverage until age 65 or until the plan terminates, whichever occurs first. If group health insurance coverage with Blue Cross/Blue Shield is terminated and group health insurance coverage is placed with another insurer,
                           health  maintenance   organization  (HMO),  or  other
                           provider of such coverage, the Employee and his spouse shall be entitled to obtain health insurance coverage by paying the premium cost therefor in the same manner as permitted with respect to the Blue Cross/Blue Shield plan, provided such insurer, HMO, or other provider approves such participation by Employee and/or his spouse.

         Except as amended above, the Employment Agreement shall remain in full force and effect according to its terms and conditions.

         IN WITNESS WHEREOF, the parties have hereunto executed this Amendment Number Two to Employment Agreement on the date and year first above written.

                                         NICHOLS TXEN CORPORATION


                                         By:Paul D. Reaves
                                            --------------
                                            PAUL D. REAVES
                                            Its:  Chief Executive Officer


                                         Thomas L. Patterson
                                         -------------------
                                         Thomas L. Patterson, Employee